Exhibit C


December 18, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  File No. 70-8883
     Post-Effective Amendment Nos. 1 and 2 to Application/Declaration by
      Northeast Utilities with Respect to Employee Stock Ownership Plan
     (ESOP) Trust

Ladies and Gentlemen:

     I am Senior Counsel of Northeast Utilities Service Company ("NUSCO"), a service company subsidiary of Northeast Utilities ("NU"), and I am furnishing this opinion in connection with Post-Effective Amendments No. 1 and 2 to the Application/Declaration on Form U-1 ("Amendments") of NU (the "Company"), to the Securities and Exchange Commission in File No. 70-7883. Capitalized terms used herein and not otherwise defined are used as defined in the Amendments.

     In connection with this opinion, I have examined the Amendments and the exhibits thereto, and I have examined or caused to be examined such other papers, documents, and records and have made such examination of law and have satisfied myself as to such other matters as I have deemed relevant or necessary for the purpose of this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to originals of all documents submitted to me as copies.

     Based upon the foregoing, and in the event the proposed transactions contemplated by the Amendments are carried out in accordance therewith, I am of the opinion that

     (a) All state laws applicable to the proposed transactions, with the exception of state securities or Blue Sky laws, as to which I express no opinion, will have been complied with; and

     (d) The consummation of the proposed transactions will not violate the rights of the holders of any securities issued by the Company or any associate thereof.

          I hereby consent to the use of this opinion in connection with the filing of the Amendments.


                              Very truly yours,
                              /s/Richard M. Early
                              Senior Counsel
                              Northeast Utilities Service Company